Exhibit 99.1

U.S. Physical Therapy to Present at the
CJS Securities 1st Annual “New Ideas”
Midwest 1/1 Investor Conference

HOUSTON--(BUSINESS WIRE)--June 21, 2010--U.S. Physical Therapy, Inc. (NasdaqGS: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Financial Officer, Larry McAfee, will be presenting to investors at the CJS Securities 1st Annual “New Ideas” Midwest 1/1 Investor Conference on Tuesday, June 22, 2010. The conference is being held at the Wyndham Chicago Downtown, Chicago, Illinois.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 368 clinics in 43 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
or
The Ruth Group
Stephanie Carrington / Amy Glynn
(646) 536-7017 / 7023